Exhibit 99.1

EndoChoice Announces Third Quarter 2015 Financial Results
Alpharetta, GA, November 5, 2015 -- EndoChoice Holdings, Inc. (NYSE: GI) announced today financial results for the third quarter 2015.
Highlights

•	Total revenue of $18.4 million, up 30% year-over-year (32% in constant currency)

•	Installed base of Fuse® now exceeds 100 systems

•	Pathology revenue accelerating; 23% growth in specimens processed and 8% growth in number of customers year-over-year

•	International revenue up 188% year-over-year, now 12% of total revenue compared to 5% in Q3 2014

•	Updated full year 2015 financial guidance
Mark Gilreath, Founder and Chief Executive Officer of EndoChoice, said, “We delivered strong results in the third quarter, with total revenue up 30%, a growing Fuse installed base that surpassed 100 units, strong trends in our Pathology business and robust growth in our international territories. Fuse continues to take share from larger competitors, as physicians are increasingly recognizing the benefits of its unique 330 degree view and published data demonstrating 69% more polyps detected than standard 170 degree forward viewing scopes. During the quarter we continued to expand our sales and marketing team, with a goal of reaching 70 sales territories, up from 50, by year-end. As we expand this presence, realize the benefits of a larger installed base, and as the territory managers hired over the past four quarters ramp in productivity, we are confident our market share gains will accelerate as we move into 2016.”
David Gill, Chief Financial Officer of EndoChoice, added, “We made continued progress toward profitability in the third quarter, with increased leverage across all expense categories, which declined both in absolute dollars and as a percent of revenues from the second quarter.”
Financial Review
Total revenue for the third quarter 2015 was $18.4 million, compared to $14.2 million in the third quarter 2014, an increase of 30% as reported and an increase of 32% on a constant currency basis. Foreign currency exchange rates negatively impacted third quarter 2015 reported revenue by $0.4 million. Third quarter 2015 revenue growth was driven by Fuse system shipments and strong growth in single use products and pathology revenues. Third quarter 2015 total revenue consisted of $5.6 million of Imaging revenue, $9.1 million of Single-Use Product revenue, and $3.7 million of Pathology revenue. This compares to third quarter 2014 total revenue, which consisted of $2.3 million of Imaging revenue, $8.5 million of Single-Use Product revenue, and $3.4 million of Pathology revenue.
Gross profit was $6.1 million, or 33.4% of revenue, for the third quarter 2015, compared to gross profit of $5.8 million, or 41% of revenue, for the third quarter 2014. On a sequential basis, gross margin decreased almost 2% from 35% in the second quarter 2015 due to fewer Fuse unit sales and decreased leverage of fixed manufacturing costs. Operating expenses for the third quarter 2015 were $16.6 million, compared to $17.5 million for the third quarter 2014, a decrease of 5%. On a sequential basis operating expenses declined $4.8 million from $21.4 million primarily due to lower non-cash stock compensation expenses.
Net loss for the third quarter 2015 was $11.6 million, or ($0.47) per share, compared to a net loss of $14.0 million for the third quarter 2014, or ($1.16) per share. Weighted average basic shares outstanding were 24.7 million for the third quarter 2015.

On a non-GAAP basis, the Company reported Adjusted EBITDA of ($7.3) million, or (40%) of revenue, for the third quarter 2015, compared to ($10.4) million, or (73%) of revenue, for the third quarter 2014 and ($9.6) million or (51%) of revenue for the second quarter 2015. Cash, cash equivalents and investments were $102.7 million as of September 30, 2015.
Financial Guidance
The Company is updating its financial guidance for full year 2015, as follows:

•	Total revenue in the range of $72 million to $74 million;

•	Gross margin in the range of 33% to 34%;

•	Operating expenses in the range of $75 million to $76 million;

•	Net loss in the range of ($60) million to ($61) million, or to ($2.85) to ($2.90) per share assuming 21,080,000 weighted average shares outstanding for the year; and

•	Adjusted EBITDA in the range of ($37) million to ($38) million.
Additional information regarding EndoChoice's results can be found by visiting the Investor Relations section of EndoChoice's website at http://investor.endochoice.com.
Conference Call
EndoChoice will hold a conference call on Thursday, November 5, 2015 at 9:00 a.m. ET to discuss the results. The dial-in numbers are (866) 328-5344 for domestic callers and (412) 317-5469 for international callers. A live webcast of the conference call will be available on the investor relations section of the Company's website at http://investor.endochoice.com.
A replay of the call will be available starting on November 5, 2015 through November 13, 2015. To access the replay, dial (877) 344-7529 for domestic and (412) 317-0088 for international callers, with the replay access code 10074102. The webcast replay will be available in the investor relations section of the Company’s website for 90 days following the completion of the call.
Forward-Looking Statement
This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including, among other things, statements about our operations and financial performance. Examples of forward-looking statements include, but are not limited to, our projected total revenue, gross margin, operating expense, net loss and Adjusted EBITDA for the full year 2015.
Forward-looking statements include all statements that are not historical facts. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on any forward-looking statements in this press release. Factors that could affect these statements include, but are not limited to, our ability to achieve or sustain profitability; general economic, market, or business conditions; the opportunities that may be presented to and pursued by the Company; conditions in the medical technology industry; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the ability to successfully commercialize our products, including Fuse®; competition from new or existing competitors; and other risks described from time to time in EndoChoice's filings with the Securities and Exchange Commission ("SEC") (including the prospectus filed by EndoChoice with the SEC on June 5, 2015). The discussion of these risks is specifically incorporated by reference into this press release.

Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties - many of which are beyond our control or are currently unknown to us - as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. Except as required by law, we disclaim any obligation to update any forward-looking statements for any reason after the date of this press release.
Use of Non-GAAP Financial Measures
The Company has supplemented its GAAP net loss with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of EndoChoice, and provides an additional meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of the GAAP net loss to EBITDA and Adjusted EBITDA is provided in the schedule below.
There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with EndoChoice's consolidated financial statements prepared in accordance with GAAP and the reconciliation of the non-GAAP financial measure provided in the schedule below.
About EndoChoice:
Based near Atlanta, EndoChoice (NYSE: GI) is a medtech company focused on the manufacturing and commercialization of platform technologies including endoscopic imaging systems, devices and infection control products and pathology services for specialists treating a wide range of gastrointestinal conditions, including colon cancer. EndoChoice leverages its direct sales organization to serve more than 2,500 customers in the United States and works with distribution partners in 30 countries. The Company was founded in 2008 and has rapidly developed a broad and innovative product portfolio, which includes the Full Spectrum Endoscopy System (Fuse®). EndoChoice, Fuse, and Full Spectrum Endoscopy are registered trademarks of EndoChoice Holdings, Inc.
Company Contact:
David Gill, Chief Financial Officer
david.gill@endochoice.com
678-585-1040
Investor Contacts:
Nick Laudico or Zack Kubow
The Ruth Group
646-536-7030 / 7020
nlaudico@theruthgroup.com
zkubow@theruthgroup.com

EndoChoice Holdings, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

in thousands (except share and per share data)	September 30, 2015	December 31, 2014
Assets:
Current assets:
Cash and cash equivalents	$47,796	$13,761
Short-term investments	25,761	—
Receivables, net	8,399	8,379
Inventories	15,532	13,637
Deferred tax assets	242	970
Prepaid expenses and other current assets	4,042	2,363
Total current assets	101,772	39,110
Property and equipment, net	9,172	9,668
Long-term investments	29,167	—
Intangible assets, net	14,395	16,655
Goodwill	19,989	20,301
Deposits and other long-term assets	716	1,075
Total assets	$175,211	$86,809
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$6,688	$5,127
Accrued expenses and other current liabilities	9,559	8,328
Current portion of deferred rent	195	55
Deferred revenue	787	1,278
Total current liabilities	17,229	14,788
Long-term debt, net of discount	42,617	38,939
Deferred rent, less current portion	342	607
Deferred tax liabilities	3,758	4,147
Other long-term liabilities	1,128	2,089
Total liabilities	65,074	60,570
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized; no shares issued and outstanding at September 30, 2015 and December 31, 2014	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized; 24,793,841 shares issued and outstanding at September 30, 2015; 14,467,219 shares issued and outstanding at December 31, 2014	25	14
Additional paid-in capital	255,976	125,404
Accumulated deficit	(143,504)	(97,165)
Accumulated other comprehensive loss	(2,360)	(2,014)
Total stockholders’ equity	110,137	26,239
Total liabilities and stockholders’ equity	$175,211	$86,809

EndoChoice Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
in thousands (except share and per share data)	2015	2014	2015	2014
Revenues:
GI equipment and supplies	$14,684	$10,723	$43,764	$33,648
GI pathology services	3,679	3,446	9,989	9,449
Net revenues	18,363	14,169	53,753	43,097
Cost of revenues:
GI equipment and supplies	10,804	7,122	31,782	21,665
GI pathology services	1,418	1,256	3,718	3,956
Cost of revenues	12,222	8,378	35,500	25,621
Gross profit	6,141	5,791	18,253	17,476
Operating expenses:
Research and development	3,938	5,750	13,787	16,823
Sales and marketing	6,923	6,661	22,723	19,964
General and administrative	5,033	4,272	17,394	11,924
Amortization of intangible assets	690	818	2,067	3,179
Operating expenses	16,584	17,501	55,971	51,890
Operating loss	(10,443)	(11,710)	(37,718)	(34,414)
Other income (expense):
Other income (expense)	360	(948)	(1,271)	(1,225)
Interest expense	(1,163)	(1,151)	(4,257)	(2,240)
Loss on early retirement of debt	—	—	(2,282)	—
Total other expense	(803)	(2,099)	(7,810)	(3,465)
Net loss before income taxes	(11,246)	(13,809)	(45,528)	(37,879)
Income tax expense	(332)	(218)	(811)	(734)
Net loss	(11,578)	(14,027)	(46,339)	(38,613)
Other comprehensive income (loss):
Foreign currency translation adjustments	(1,413)	(2,783)	(357)	(2,806)
Change in fair value of available-for-sale securities	11	—	11	—
Other comprehensive loss	(1,402)	(2,783)	(346)	(2,806)
Comprehensive loss	$(12,980)	$(16,810)	$(46,685)	$(41,419)
Net loss per share attributable to common stockholders, basic and diluted	$(0.47)	$(1.16)	$(2.34)	$(3.20)
Weighted-average shares of common stock used to compute net loss per share attributable to common stockholders, basic and diluted	24,738,893	12,091,882	19,820,453	12,081,123

EndoChoice Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
in thousands	2015	2014
Cash flows from operating activities:
Net loss	$(46,339)	$(38,613)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	6,055	6,524
Loss on disposal of fixed assets	372	260
Non-cash interest expense and discount amortization	565	117
Amortization (accretion) of premium (discount) on investment securities, net	195	—
Change in fair value of warrant liability	435	—
Provision for doubtful accounts	872	325
Unrealized foreign currency loss	545	625
Deferred taxes	327	364
Stock-based compensation	4,230	15
Loss on early retirement of debt	2,282	—
Loss on impairment of property and equipment	912	—
Changes in certain working capital components and other assets and liabilities:
Accounts receivable	(971)	735
Inventories	(2,350)	(2,629)
Prepaid expenses and other current assets	(1,755)	(1,040)
Other assets	459	(993)
Accounts payable, accrued expenses, and other liabilities	3,031	1,089
Net cash used in operations	(31,135)	(33,221)
Cash flows from investing activities:
Capital expenditures	(4,977)	(8,193)
Purchases of investment securities	(55,352)	—
Net cash used in investing activities	(60,329)	(8,193)
Cash flows from financing activities:
Borrowings on line of credit	—	18,800
Payments on line of credit	—	(20,993)
Proceeds from term loan	43,000	40,000
Principal payments on term loan	(40,000)	—
Prepayment and end of term fees for early retirement of debt	(2,306)	—
Payments for debt financing fees	(417)	(506)
Principal payments on capital leases	—	(55)
Proceeds from issuance of member units, net	31,000	141
Proceeds from issuance of common stock, net of issuance costs	94,186	—
Proceeds from option exercises	71	—
Net cash provided by financing activities	125,534	37,387
Effect of exchange rate changes on cash and cash equivalents	(35)	1
Net increase (decrease) in cash and cash equivalents	34,035	(4,026)
Cash and cash equivalents, beginning of period	13,761	8,040
Cash and cash equivalents, end of period	$47,796	$4,014
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest, net of capitalized interest	$2,492	$2,124
Income taxes	$43	$—

EndoChoice Holdings, Inc.
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
in thousands
Net loss	$(11,578)	$(14,027)	$(46,339)	$(38,613)
Adjustments to net loss:
Interest expense	1,163	1,151	4,257	2,240
Income tax expense	332	218	811	734
Depreciation and amortization	2,028	2,243	6,055	6,524
EBITDA(1)	$(8,055)	$(10,415)	$(35,216)	$(29,115)
Stock-based compensation expense	729	5	4,230	15
Warrant liability mark-to-market adjustment	—	—	435	—
Loss on early retirement of debt	—	—	2,282	—
Adjusted EBITDA(2)	$(7,326)	$(10,410)	$(28,269)	$(29,100)
(1) We define EBITDA as net loss plus interest expense, income tax expense, and depreciation and amortization.
(2) We define adjusted EBITDA as net loss plus interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, warrant liability mark-to-market adjustments, and loss on early retirement of debt.